EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

   COMMON STOCK ("Stock")

CK VINEYARDS, INC.

A California Corporation

THE STOCK OF CK VINEYARDS, INC., A CALIFORNIA CORPORATION, OFFERED HEREBY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR 1934, AS AMENDED. FURTHER, THE STOCK IS BEING SOLD PURSUANT TO REGISTRATION OR EXEMPTION IN VARIOUS STATES IN WHICH THEY ARE BEING OFFERED AND MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER IN SUCH JURISDICTIONS. THE STOCK CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE STATE SECURITIES LAWS AND RELEVANT LAWS UNDER ABOVE MENTIONED ACTS AND WILL NOT BE TRANSFERRED OR RECORDED EXCEPT IN COMPLIANCE WITH THE SAME.

CK VINEYARDS, INC.

A California Corporation,

SUBSCRIPTION AGREEMENT

To Be Fully Completed By Investor

Along With Related Appendices

If and when accepted by CK VINEYARDS, INC., a California Corporation, this Subscription Agreement shall constitute a subscription for Common Stock in the amount set forth herein in CK VINEYARDS, INC. Each part of this Subscription Agreement must be completed by the Subscriber, and by his execution below, he acknowledges that he understands that CK VINEYARDS, INC. is relying upon the accuracy and completeness hereof in complying with its obligations under applicable securities laws.

Please read and complete as thoroughly as possible, sign, date, and deliver one (1) copy of this Subscription Agreement and required appendices to:

CK Vineyards, Inc

39730 Calle Contento

Temecula, CA 92591-4014

Each subscriber thereto, if more than one is required because of type of ownership, must fully complete this Subscription Agreement.

Your answers will, at all times, be kept strictly confidential. However, each individual who agrees to purchase one or more shares hereby agrees that CK VINEYARDS, INC., may present this Subscription Agreement to other parties as it deems appropriate in order to assure itself that the review and sale of shares will not result in violation of the registration provisions of the Securities Act of 1933 or 1934, where and if applicable, and applicable state securities laws.

1.  METHOD OF SUBSCRIPTION: The undersigned hereby subscribes for the number of shares of Common stock set forth below, at a total price of $.050 per share, minimum purchase one share of stock in CK VINEYARDS, INC., a California Corporation.

The undersigned understands that before his subscription for Unit will be accepted, he must have completed, executed, acknowledged and sworn to (where required) and returned to the Corporation, the following:

a. This Subscription Agreement; and

b. Cash or check payable to the order of CK VINEYARDS, INC. in the amount of $0.50 for each share subscribed for, minimum purchase 1 share ($0.50).

The undersigned further agrees that the subscription is and shall be irrevocable, but the obligations hereunder will terminate if this subscription is not accepted by CK VINEYARDS, INC. in whole or in part.

2. ACCEPTANCE BY CK VINEYARDS, INC.: The undersigned understands that CK VINEYARDS, INC. will notify him whether the subscription has been accepted, in whole or in part, or rejected, in whole or in part, within thirty (30) days after the date hereof, or the closing date, whichever is later. In the event this subscription is rejected by CK VINEYARDS, INC., all funds and documents tendered by the undersigned shall be returned within said time. It is understood that CK VINEYARDS, INC. shall have the sole discretion to determine which of the subscriptions should be rejected in whole or in part.

3. RECEIPT AND REVIEW OF REGISTRATION STATEMENT: The undersigned has been furnished and has carefully read the Form S1 Registration Statement dated __________________ (the "Registration Statement”), relating to CK VINEYARDS, INC. and the documents attached as exhibits thereto. The undersigned is aware that:

a. There are substantial risks incident to the ownership of Unit in CK VINEYARDS, INC., and such investment is speculative and involves a high degree of risk of loss by the undersigned of his entire investment in CK VINEYARDS, INC.;

b. No federal or state agency has passed upon the Stock or made any finding or determination concerning the fairness of this investment and the terms of the offering may not conform to the guidelines of certain state securities administrators;

c. The books and records of CK VINEYARDS, INC. will be reasonably available for inspection by the undersigned and/or his investment advisors, if any, at CK VINEYARDS, INC. 'S place of business; and

4. INDEPENDENT LEGAL ADVICE: THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED TO CONSULT HIS OWN ATTORNEY CONCERNING THE CORPORATION.

5. LIMATATION ON TRANSFER OF STOCK: The undersigned understands that investment in CK VINEYARDS, INC. is an illiquid investment and that stock is presently restricted and that stock from conversion will be restricted. In particular, the undersigned understands and agrees that:

a. Because of the restrictions described below, the lack of any market existing or forming to exist for this Stock, his investment in CK VINEYARDS, INC. will be highly illiquid and, most likely, must be held indefinitely.

6. COMPENSATION TO CORPORATION OFFICERS: The undersigned also understands that CK VINEYARDS, INC. officers and consultants will receive reimbursement for certain costs and expenses (all as outlined and referred to in the Registration Statement). The undersigned hereby consents to such fees, reimbursements and compensation, included but not limited to those described and referred to elsewhere in this Registration Statement.

7. REPRESENTATION OF THE SUBSCRIBER: The undersigned represents and warrants to CK VINEYARDS, INC. that:

- a. The undersigned is at least twenty-one (21) years of age and is an "accredited” investor" as that term is defined in Rule 501 of the Securities and Exchange Commission. If a corporation is on a consolidated basis according in its most recent financial statement, said parameters apply to the consolidated form.

Accredited investors are defined as follows:

(i)	Institutional investors, including banks, insurance companies, registered investment companies, small business investment companies, and certain employee benefit plans.

(ii)	Private business development companies, as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

(iii)	Tax exempt organizations under Section 501(c)(3) of the Internal Revenue Code, if total assets exceed $5M.

(iv)	Insiders, including directors, executive officers, and General Partners of the issuer.

(v)

A purchaser of $150,000 or more of these securities, where the total purchase price does not exceed 20 percent of the purchaser's net worth or, if the purchaser is a married individual, the joint net worth with that person's spouse. The purchase price may be any combination of cash, securities for which market quotations are readily available, an unconditional obligation to pay cash or such marketable securities within five years from the date of sale, or the cancellation of indebtedness.

(vi)	Any natural person whose individual net worth, or joint net worth with spouse, exceeds $lM.

(vii)

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year. For this purpose income means gross income.

(viii)	Any entity in which all of the equity owners are accredited investors under the above definitions, other than definition (v).

-OR-

b. Undersigned is not an accredited investor.

c. The undersigned has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of Stock.

d. The undersigned, and his purchaser representatives, and investment advisors, if any have been furnished all materials relating to CK VINEYARDS, INC. and its proposed activities, the offering of Stock or anything set forth in the Registration Statement which they have required and have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Registration Statement.

e. CK VINEYARDS, INC. Management has answered all inquiries that the undersigned and his purchaser representatives and investment advisors, if any, have put to it concerning CK VINEYARDS, INC. and its proposed activities, CK VINEYARDS, INC., and all other matters relating to the formation of CK VINEYARDS, INC., and the offering and sale of the Stock.

f. Neither the undersigned nor his purchaser representatives and investment advisors, if any, have been furnished any offering literature other than the Registration Statement and the documents attached as exhibits thereto and the undersigned and his purchaser representatives and investment advisors, if any, have relied only on the information contained in the Registration Statement and such exhibits and the information, furnished or made available to them by CK VINEYARDS, INC.

g. The undersigned is acquiring Stock for which he hereby subscribes for his own account, as principal, for investment purposes only and not with a view to the resale or distribution of all or any part of such Stock and he has no present intention, agreement or arrangement to divide this participation with another or to resell, assign, transfer or otherwise dispose of all or any part of the shares subscribed for unless and until he determines, at some future date, that changed circumstances, uncontemplated by him at the time of this purchase, make such disposition available.

h. The undersigned, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold Stock in CK VINEYARDS, INC., recognizes that the information under the captions as set forth in (b) above related to investments by an individual and does not address the federal income tax consequences of an investment by any of the aforementioned entities and has obtained such additional tax advice that it has been necessary, and such entity has its principal place of business as set forth on the signature page hereof and has not been formed for the specific purpose of acquiring Stock in CK VINEYARDS, INC. (If the undersigned is one of the aforementioned entities, it hereby agrees to supply any additional written information that may be required).

i. The undersigned has not distributed the Registration Statement to anyone other than his designated purchase representative and no one except such purchaser representative, has used the Registration Statement, and he has not made any copies thereof.

j. All of the information which is set forth below with respect to the undersigned is correct and complete as of the date hereof, and if there should be any material change in such information prior to the acceptance of this Subscription Agreement by CK VINEYARDS, INC., the undersigned will immediately furnish the revised or corrected information to the Corporation in writing.

8. AGREEMENT TO BE BOUND BY TERMS AND CONDITIONS: The undersigned hereby adopts, accepts and agrees to be bound by all of the terms and conditions of the Offering made by the Registration Statement and the exhibits thereto, and to perform all obligations therein imposed upon an investor with respect to the Stock purchased. Upon acceptance of the Subscription Agreement by CK VINEYARDS, INC. the undersigned shall become an investor for all purposes, and the registration thereof shall be completed as promptly as possible.

9. REPRESENTATIONS AS TO INVESTMENT EXPERIENCE: The undersigned hereby further represents, by placing an "X" in front of the following, either:

a. The undersigned has such knowledge and experience in business and financial matters that he is capable of evaluating CK VINEYARDS, INC. and the proposed activities thereof, and the risks and merits of an investment decision thereon, and has not relied on others in connection with evaluating such risks and merits; or

b. The undersigned and the purchaser representatives listed below (who are not affiliated with CK VINEYARDS, INC.) together have such knowledge and experience in financial and business matters that he and they together are capable of evaluating the merits and risks of investment in the Stock and of making an informed investment decision. If the undersigned is relying on one or more purchaser representatives in connection with his subscription for Stock in CK VINEYARDS, INC., he must designate such persons as his purchaser representatives (and, for purposes of California securities laws, his professional advisors) by Listing below the name and professional or business relationship of the purchaser representative to the undersigned (e.g ., attorney, accountant, investment advisor). Each such purchaser representative and each such professional advisor must complete a Purchaser Representative Affidavit.

Purchaser Representatives (Professional Advisors):

(i)	Name: Relationship:

(ii)	Name: Relationship:

(iv)	Name: Relationship:

10. STATUS AS INVESTOR: The undersigned further hereby represents by placing an "X" in front of the appropriate response, either:

____      a. The undersigned is an "accredited investor" as that terms is defined in Rule 501 of the Securities and Exchange Commission, by reason of the fact that (check one of the following):

(i) The undersigned is purchasing not less than 300,000 shares, and the total amount of the undersigned's purchase price does not exceed twenty percent (20%) of his net worth;

(ii) The undersigned is a natural person having a net worth (including that of his spouse, if any) exceeding $250,000;

(iii) The undersigned is a natural person whose income in each of the preceding two years exceeded $200,000 and who reasonably expects his income for the current year to exceed $200,000; or

____      b. The undersigned is not an accredited investor.

11. PRIOR INVESTMENT: The undersigned further represents and warrants that the undersigned has - has not - (check one) previously invested in private placement securities (such as research and development, real estate, equipment leasing, coal, mineral, oil and gas or cattle feeding syndications). If so, list below the type of such investment, the name of the program and the amount invested:

Type of Program	Name of Program	Amount Invested

a.____________________	_________________________	_________________________

b.____________________	_________________________	_________________________

c.____________________	_________________________	_________________________

d.____________________	_________________________	_________________________

e.____________________	_________________________	_________________________

 12. MISCELLANEOUS: The following additional provisions are in effect:

a. This Subscription Agreement is not transferable or assignable by the undersigned.

b. If the undersigned is more than one person, the obligations of the undersigned shall be and several and the representations and warranties herein contained shall be deemed to be made by and be biding upon each such person and his heirs, executors, administrators, successors and assigns.

c. This subscription, upon acceptance by CK VINEYARDS, INC. shall be binding upon the heirs, executors, administrators, successors and assigned of the undersigned.

d. This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of California.

e. This Subscription Agreement constitutes the entire agreement between the parties respecting the subject matter hereof.

f. Captions in this Subscription Agreement are for the convenience of reference only and shall not limit or otherwise affect the interpretation or effect of any term hereof.

13. INVESTOR DATA: (Required for each subscriber hereto):

Name (Please Print)	_______________________________________________________________

Social Security No.	_______________________________________________________________

(or Tax I.D. #)

Date of Birth	_______________________________________________________________

Place of Birth	_______________________________________________________________

Residence Address	_______________________________________________________________

(Including Zip Code)	_______________________________________________________________

Home Telephone	_______________________________________________________________

Prior Place of Residence	_______________________________________________________________

(if within 5 years)	_______________________________________________________________

College	_______________________________________________________________

(Name, Degree)	_______________________________________________________________

Graduate School	_______________________________________________________________

(Name, Degree)	_______________________________________________________________

Occupation,

Profession	_______________________________________________________________

Name of Employer	_______________________________________________________________

Business Telephone	_______________________________________________________________

Nature of Employer	_______________________________________________________________

Business	_______________________________________________________________

Position and Duties in

Employer's Business	_______________________________________________________________

Nature of Business

If Self-Employed	_______________________________________________________________

Business Telephone	_______________________________________________________________

Previous Employment

(if within 5 years)	_______________________________________________________________

Address of Previous Employer

(if within 5 years)	_______________________________________________________________

Net Worth (all assets) $	_______________________________________________________________

Net Worth (exclusive of home,

furnishings, autos) $	_______________________________________________________________

Income (2008)	_______________________________________________________________

Income (2009)	_______________________________________________________________

Anticipated (2010)	_______________________________________________________________

14. TYPE OF OWNERSHIP FOR UNITS: The undersigned elects to hold title to the Unit subscribed for herein as follows (check one):

____ Individual Ownership

         (one signature required)

____ Joint Tenants with Right of Survivorship

         (both parties must sign)

____ Trust

         (include name of trust, name of trustee, date trust was formed, and copy of the Trust

           Agreement or other authorization)

____ Partnership

        (include a copy of the Statement of Partnership or Partnership Agreement

        authorizing signature)

____ Community Party

         (one signature required if interested held in one name [i.e., managing spouse], two signatures required if interest held in both names)

____ Tenants in Common

         (both parties must sign)

____ Corporation

         (include certified corporate resolution authorizing signature)

15. DO YOU MAINTAIN AN ACTIVE ACCOUNT WITH A SECURITIES BROKERAGE FIRM?

____ Yes                                                      ____ No

16. LIST ANY OTHER INFORMATION THAT WOULD BE RELEVANT TO THE QUESTION OF WHETHER OR NOT YOU ARE A "SOPHISTICATED" INVESTOR.

  Please print here the exact name (registration) investor desires on account.

(NOTE: STOCK PURCHASERS SHOULD SEEK THE ADVICE OF THEIR ATTORNEYS IN DECIDING IN WHICH OF THE ABOVE FORMS THEY SHOULD TAKE OWNERSHIP OF THE STOCK, BECAUSE DIFFERENT FORMS OF OWNERSHIP MAY HAVE VARYING GIFT TAX, ESTATE TAX, INCOME TAX AND OTHER CONSEQUENCES, DEPENDING ON THE STATE OF THE INVESTOR'S DOMICILE AND HIS PARTICULAR PERSONAL CIRCUMSTANCE.

ALSO, CORPORATE INVESTMENT MAY GAIN TAX ADVANTAGES DISCUSSED, INFRA

(THE SECURITY, INFRA)

17. AMOUNT OF SUBSCRIPTION:

a. Shares of Stock (including fractions thereof)                                                           $0.50 minimum investment, 1 share.

b. Total Cash Contribution ($0.50 per share, Common Stock, par value, $.01; $0.50 per share).

IN WITNESS WHEREOF, subject to acceptance by CK VINEYARDS, INC., the undersigned has completed this Subscription Agreement.

CK VINEYARDS, INC. has accepted this Subscription this day of                            , 201_.

_____________________________

Robert Kipper, Chief Executive Officer, on

Behalf of CK VINEYARDS, INC.